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EXHIBIT NO.                                                          DESCRIPTION
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99.1                                                               Press Release

FOR IMMEDIATE RELEASE
SOURCE: THE HARTCOURT COMPANIES, INC.
SHANGHAI, JANUARY 5, 2005 AT 6.30AM EST

PRESS RELEASE

HARTCOURT APPOINTS RICHARD HYLAND AS INTERIM CFO

SHANGHAI - JANUARY 5, 2005 -- THE HARTCOURT COMPANIES, INC. (OTC BB: HRCT,
FRANKFURT: 900009), today announced that it had appointed Richard Hyland as Interim Chief Financial Officer, effective January 5, 2005, replacing Carrie Hartwick. The CFO's position was covered by Carrie Hartwick after she was promoted to the CEO position in June 2004. Richard brings to Hartcourt a broad range of expertise in financial management and internal controls. His diversified background is expected to be an invaluable asset to support Hartcourt's anticipated growth in China.

Richard has over 17 years of experiences in strategic planning, financial analysis, mergers and acquisitions, auditing, and financial consulting. Prior to Hartcourt, Richard spent two years working as an independent financial consultant for Hong Kong and Chinese corporations. Before his consulting business, Richard spent 10 years with a financial news organization that at different times was owned by Reuters, Bridge Information System and Knight-Ridder. During which time, Richard served in various financial positions with increased responsibilities, including the CFO of eBridge, and moved across geographic locations from the United Kingdom to Asia Pacific. Before that, Richard spent five years with Deloitte & Touche in the U.K., where he was an Audit Manager.

Richard received his Bachelor of Arts in political science from Nottingham University. He is a U.K. Chartered Accountant (ACA) of the Institute of Chartered Accountants in England & Wales.


ABOUT HARTCOURT

THE HARTCOURT COMPANIES, INC. IS AN IT RETAILER, DISTRIBUTOR AND SERVICE PROVIDER IN THE PEOPLE'S REPUBLIC OF CHINA (PRC). HARTCOURT IS HEADQUARTERED IN SHANGHAI. THE BUSINESS IS COMPRISED OF TWO DIVISIONS: COMMERCIAL AND CONSUMER. THE COMMERCIAL DIVISION SERVICES SMALL- AND MEDIUM-SIZED ENTERPRISES (SMES), GOVERNMENT AGENCIES AND A NETWORK OF DISTRIBUTORS WITH A WIDE RANGE OF IBM PRODUCTS INCLUDING SERVER, STORAGE, NOTEBOOK AND DESKTOP COMPUTER. AS THE COMPANY MOVES DEEPER INTO THE SME SPACE, IT PLANS TO EXPAND INTO LUCRATIVE AND FAST-GROWING MARKET SEGMENTS.


THE CONSUMER DIVISION OPERATES 22 RETAIL STORES LOCATED IN SHANGHAI AND BEIJING SERVICING CHINA'S LARGEST PC MARKETS WITH CUSTOMIZED, STORE-ASSEMBLED DESKTOP COMPUTERS, BRANDED NOTEBOOKS, COMPUTER PERIPHERALS AND ACCESSORIES. THE COMPANY HAS EXCLUSIVE DISTRIBUTION RIGHTS TO SAMSUNG MONITORS AND NOTEBOOKS IN SHANGHAI AND ZHEJIANG PROVINCES.

For more information, visit: http://www.hartcourt.com

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Forward-looking statements

The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

CONTACT:

For Hartcourt:
Mr. Tony Xia, Tel: +86 21 52138810 Fax: +86 21 52138870 Email: ir@hartcourt.com

For Adam Friedman Associates:
Leslie Wolf-Creutzfeldt, Tel: 212 981-2529 X 11 Email: leslie@adam-friedman.com